Exhibit 99.1

PRESS RELEASE                                Source: Enigma Software Group, Inc.

ENIGMA SOFTWARE GROUP, INC. ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER, FISCAL 2005

Thursday May 12, 5:34 pm ET

NEW YORK, May 12, 2005 (PRIMEZONE) -- Enigma Software Group, Inc. (OTC BB:
ENGM.OB - News), ("Enigma"), today announced its financial results for the first quarter of fiscal 2005, which ended March 31, 2005. Enigma, which formerly had been known as Maxi Group, Inc., ("Maxi") is a developer of an Internet-based search network and downloadable security software products.

                            SUMMARY FINANCIAL RESULTS
                            -------------------------

                                         Three Months           Three Months
                                             Ended                  Ended
                                            March 31,             March 31,
                                             2005                   2004
                                      ------------------     ------------------

Total Revenue                            $  5,035,555           $      4,933
Operating Income (Loss)                  $  4,028,480           $ (4,451,434)
Net Income (Loss)                        $  2,254,965           $ (4,455,631)
Net Income (Loss) Per Share              $       0.15                  (0.30)
Net Cash Provided by Operating
  Activities                             $    170,861           $  3,397,081

Total revenue for the first quarter of fiscal 2005 was $5.0 million, compared to $4,933 for the first quarter of fiscal 2004. This increase of $5.0 million is almost entirely a result of our accounting policy for revenue recognition with respect to license fees generated from the sales of downloadable software products.

Revenue recognition requirements in the software industry are very complex and require us to make some estimates. For a full understanding of our accounting policy, the reader is urged to review our public filings, which are available online at http://www.sec.gov. Generally cash is received at the time of sale, but recognition of the revenue from the sale is deferred. As a result, almost the entire amount of revenue reported for the first quarter of fiscal 2005 represents cash from sales that were generated in prior fiscal years.

Net cash provided by operating activities was $170,861 for the first quarter of fiscal 2005, compared to $3.4 million for the first quarter of fiscal 2004.Cash and restricted cash at March 31, 2005 totaled $833,000, of which $50,000 was restricted. This compares to $3.9 million at March 31, 2004, which included $753,000 of restricted cash. At December 31, 2004, cash and restricted cash totaled $1.6 million, of which $1.0 million was restricted. The decrease in restricted cash of $950,000 from December 31, 2004 to March 31, 2005 contributed substantially to funding operations for the first quarter of fiscal 2005, without which Enigma would have reported net cash used in operating activities of almost $800,000.

Deferred revenue at March 31, 2005 was $16.5 million, an increase of 18% from $14.0 million at March 31, 2004 and a decrease of 22% from $21.2 million at December 31, 2004. The decrease in deferred revenue from December 31, 2004 to March 31, 2005, which amounted to $4.7 million, is reflected in total revenue of $5.0 million for the first quarter of fiscal 2005.

Operating income for the first quarter of fiscal 2005 was $4.0 million, compared to an operating loss of $4.5 million for the first quarter of fiscal 2004. This increase in operating income results from both our accounting policy for revenue recognition as well a $3.4 million decrease in operating expenses, principally marketing and selling expense.

Net income for the first quarter of fiscal 2005 was $2.3 million, equivalent to $.15 per common share, compared to a net loss of $4.5 million for the first quarter of fiscal 2004, which was equivalent to $(.30) per common share.


ABOUT ENIGMA SOFTWARE GROUP, INC.
---------------------------------

Enigma develops and markets digital products and services for the consumer market. Enigma is known mostly for its Anti Spyware software product SpyHunter. SpyHunter is distributed exclusively over the Internet by download. Enigma owns and operates several websites, including the internet search engine www.adorons.com. Enigma Software operates within the United States with a worldwide customer base.

"This has been a watershed quarter for our company, as we completed our recapitalization from a private to a publicly-held company through a reverse merger with Maxi," said Colorado Stark, Co-Founder and Executive Chairman of Enigma. Alvin Estevez, Co-Founder, President and Chief Executive Officer of Enigma added, "Our goals for the past two years were to launch SpyHunter, generate significant licensing fees, and become a publicly-held company, each of which was accomplished. Our business plan going forward is to continue to develop Internet software products and services for consumers in order to establish recurring subscription revenue, as well as to drive visitor traffic to our Adorons website."

This release contains forward-looking statements relating to the development of Enigma Software Group, Inc.'s products and services and future operating results, including statements regarding Enigma Software Group's software, that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Enigma Software Group Inc.'s actual results include the progress and costs of the development of our products and services and the timing of market acceptance of those products and services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Enigma Software Group, Inc. undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

                           ENIGMA SOFTWARE GROUP, INC.
                             CONDENSED BALANCE SHEET
                                 MARCH 31, 2005
                                   (unaudited)
                                     ASSETS

Current assets:
        Cash and cash equivalents                              $       783,072
        Restricted cash                                                 50,000
        Accounts receivable                                            149,134
        Prepaid expenses and other current assets                       54,854
        Prepaid income taxes                                           256,711
        Deferred tax asset                                           6,720,000
                                                               -----------------

               Total current assets                                  8,013,771

Property and equipment, net                                            428,715
Security deposit                                                        84,458
                                                               -----------------

TOTAL ASSETS                                                   $     8,526,944
                                                               =================

LIABILITIES AND CAPITAL DEFICIT
Current Liabilities:
        Accounts payable and accrued expenses                  $        91,377
        Deferred revenue                                            16,522,231
                                                               -----------------

               Total current liabilities                            16,613,608
                                                               -----------------

Commitments and contingencies

CAPITAL DEFICIT
Common stock, par value $0.001, 100,000,000 shares
        authorized; 16,243,267 issued and outstanding                   16,243
Additional paid-in capital                                             (55,502)
Accumulated deficit                                                 (8,047,405)
                                                               -----------------

               Total capital deficit                                (8,086,664)
                                                               -----------------

TOTAL LIABILITIES AND CAPITAL DEFICIT                          $     8,526,944
                                                               =================

                           ENIGMA SOFTWARE GROUP, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                   FOR THE THREE-MONTH PERIODS ENDED MARCH 31,
                                   (unaudited)

                                                    2005               2004
                                               ----------------   --------------

REVENUES:
         Sales of software products             $ 4,982,038
         Commission income and
         advertising revenues                        53,517        $     4,933
                                               ----------------   --------------
              Total revenues                      5,035,555              4,933

EXPENSES:
         Marketing and selling                      174,065          4,043,341
         General and administrative                 767,673            381,103

         Product development                         25,076             10,167

         Depreciation and amortization               40,261             21,756
                                               ----------------   --------------

              Total costs and expenses            1,007,075          4,456,367
                                               ----------------   --------------
Operating income (loss)                           4,028,480
                                                                    (4,451,434)

Other income                                                               484

Interest income                                       3,651                592
                                               ----------------   --------------
Income (loss) before income tax
  provision                                       4,032,131         (4,450,358)

Income tax provision                              1,777,166              5,273
                                               ----------------   --------------
NET INCOME (LOSS)                              $  2,254,965        $(4,455,631)
                                               ================   ==============

Basic net income/(loss) per common
  share                                             $0.15             $(0.30)
Diluted net income/(loss) per common
  share                                             $0.15             $(0.30)

Weighted average shares outstanding:
     Basic                                       15,428,245         14,650,001
     Diluted                                     15,438,695         14,650,001

                           ENIGMA SOFTWARE GROUP, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                   FOR THE THREE-MONTH PERIODS ENDED MARCH 31,
                                   (unaudited)

                                                     2005             2004
                                               ----------------   --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (loss)                            $   2,254,965      $(4,455,631)
  Adjustments to reconcile net income
    (loss) to net cash provided by
    (used in) operating activities:
      Interest income on officer's loan                 (819)
      Depreciation and amortization                   40,261           21,756
      Changes in:
        Restricted cash                              954,640          (59,101)
        Accounts receivable                         (136,193)         292,569
        Prepaid expenses and other
          current assets                              98,548           21,159
        Deferred tax asset                         1,775,000
        Accounts payable and accrued
          expenses                                  (173,203)         (96,390)
        Deferred revenue                          (4,642,338)       7,672,719
                                               ----------------   --------------

            Net cash provided by
              operating activities                   170,861        3,397,081
                                               ----------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                  (3,523)        (225,772)
                                               ----------------   --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Repayment of loans by shareholders
        and related parties                                             9,859
      Repayment of bank overdraft                                     (58,007)
                                               ----------------   --------------

            Net cash used in financing
              activities                                              (48,148)
                                               ----------------   --------------

NET INCREASE IN CASH AND CASH EQUIVALENTS            167,338        3,123,161

Cash and cash equivalents - beginning of year        615,734             -
                                               ----------------   --------------

CASH AND CASH EQUIVALENTS - END OF PERIOD      $     783,072      $ 3,123,161
                                               ================   ==============

 NON-CASH TRANSACTION:
     Common shares redeemed in connection
       with repayment of loan and interest
       by shareholder                          $     123,485


Contact:
          Enigma Software Group, Inc.
          Richard M. Scarlata, Chief Financial Officer
          (888) 360-0646 [GRAPHIC OMITTED]

-----------------------------------
Source: Enigma Software Group, Inc.